FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made as of this 14th day of December, 2000, by and among PMA CAPITAL CORPORATION, a Pennsylvania corporation (the “Applicant”), each subsidiary of the Applicant which is a party hereto (each a “Co-Applicant”), the banks or other lending institutions party hereto ( the “Banks”, and each a “Bank”) and PNC BANK, NATIONAL ASSOCIATION, as agent for itself and the other Banks (in such capacity, the “Agent”), and as issuing bank (in such capacity, the “Issuing Bank”).

RECITALS

        A.   The Applicant, the Co-Applicants, the Banks and the Agent are parties to a Second Amended and Restated Letter of Credit Agreement dated as of November 22, 2000 (the “Credit Agreement”), pursuant to which the Agent agreed to issue Letters of Credit to the Applicant and Co-Applicants in an aggregate outstanding face amount of up to $55,000,000 (the “Commitment”). (All terms used in this Amendment shall have the meanings set forth in the Credit Agreement, unless otherwise defined herein.)

        B.   The Applicant and the Co-Applicants have requested and the Banks and the Agent have agreed to increase the Commitment by an additional $12,500,000 (the “Additional Commitment”) thereby increasing the total Commitment available under the Credit Agreement to $67,500,000.

        C.   Allfirst Bank (“Allfirst”) has agreed to join in the Credit Agreement and accept the Additional Commitments as its Commitment Amount and Allfirst, the Applicant, the Co-Applicants, the Banks and the Agent have agreed to enter into this Amendment to effect the foregoing increase and joinder and to make certain other modifications to the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Amendments to the Credit Agreement. Effective as of December 18, 2000, the Credit Agreement is hereby amended as follows:

               (a)    The definition of Commitment in Section 1.1 is hereby amended and restated to read in full as follows:

“Commitment means the commitment of PNC, as Issuing Bank, to issue Letters of Credit having an aggregate outstanding Dollar Equivalent face amount up to $67,500,000 (as reduced from time to time pursuant to Section 2.4), and with respect to the Banks shall mean their commitment to participate in the Letter of Credit Exposure in an amount equal to their respective Commitment Percentages as set forth in Section 2.2 in an aggregate amount up to their respective Commitment Amounts.”

               (b)    Section 2 of the Credit Agreement is hereby amended by adding the following new subsection 2.19 thereto:

                        "2.19. Release of Co-Applicant

                    Each Co-Applicant under the Credit Documents may request the Agent to release such Co-Applicant as a party to the Credit Documents, provided that at the time any such Co-Applicant makes the request for such release there are (i) no outstanding Letters of Credit issued for the account of such Co-Applicant, and (ii) no Default or Event of Default has occurred and is continuing. If the conditions of this Section 2.19 are met by such Co-Applicant, the Agent shall execute all documents necessary to confirm and effect the release of such Co-Applicant as a party to the Credit Documents.”

               (c) Exhibit A and Schedule 10.2 attached hereto shall be substituted for Exhibit A and Schedule 10.2 attached to the Credit Agreement.

        2.   Representations and Warranties. Applicant and each Co-Applicant hereby represent and warrant to the Agent and the Banks that:

               (a)    The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent any such representation or warranty is expressly stated to have been made on a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

               (b)    No Default or Event of Default exists under the Credit Agreement as of the date of this Amendment.

               (c)    This Amendment has been duly authorized by all requisite action on behalf of the Applicant and each Co-Applicant and, assuming the due execution of the other parties hereto, constitutes the legal, valid and binding obligation of the Applicant and each Co-Applicant enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’rights generally and general principles of equity.

               (d)    The execution, delivery and performance of this Amendment will not violate any applicable Requirement of Law nor conflict with or constitute a breach of or a default under any material instrument to which any of the Applicant and each Co-Applicant is a party or by which the Applicant and each Co-Applicant or any of their respective properties is bound.

               (e)    No approval, consent or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required in connection with the valid execution, delivery and performance by the Applicant and each Co-Applicant of this Amendment, except such as have been obtained.

        3.   Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent:

               (a)    The Applicant shall have delivered to the Agent the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed:

                    (i)    This Amendment; and

                    (ii)    Such additional documents, certificates and information as the Agent may require pursuant to the terms hereof or otherwise reasonably request.

               (b)    The representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made on a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

        4.   Joinder. By signing this Amendment, Allfirst acknowledges that it has received a copy of the Credit Agreement and the parties hereto acknowledge and agree that from and after the date hereof, Allfirst shall be a party to the Credit Agreement and the other Credit Documents as a Bank with all the rights and obligations of a Bank under the Credit Agreement and the Credit Documents, including, but not limited to, the Commitment Percentage and the Commitment Amount as set forth opposite Allfirst’s name in Exhibit A, and that each and every reference in the Credit Agreement and in any other Credit Document to “Bank”or “Banks”shall mean and/or be a reference to include Allfirst. Allfirst represents and warrants that the execution of this Amendment by Allfirst constitutes a legal, valid and binding obligation of Allfirst enforceable in accordance with the terms of the Credit Agreement, as amended hereby, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’rights generally or by general equitable principles.

        5.    Ratification; References; No Waiver. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. All references in the Credit Agreement to “this Agreement,” “hereof,” “hereto” and “hereunder” shall be deemed to be references to the Credit Agreement as amended hereby, and all references in any of the Credit Documents to the Credit Agreement shall be deemed to be to the Credit Agreement as amended hereby. This Amendment does not and shall not be deemed to constitute a waiver by the Agent or the Banks of any Default or Event of Default or of any of the Agent’s or the Banks’ other rights or remedies.

        6.    Release. In consideration of the execution of this Amendment by the Agent and the Banks, the Applicant and each Co-Applicant hereby release the Agent and the Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that the Applicant had since the date of the Credit Agreement or now has as of the date of this Amendment against the Agent or the Banks or any of them arising out of or relating solely to the Credit Agreement and the other Credit Documents or the Agent’s or the Banks’acts or omissions with respect thereto. The Applicant and each Co-Applicant further state that they have carefully read the foregoing release, know the contents thereof and grant the same as their own free act and deed.

        7.   Miscellaneous.

               (a)    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               (b)    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Credit Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (c)    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

               (d)    Successors; Assigns. Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Applicant, the Co-Applicants, the Agent and the Banks and their respective successors and assigns. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

               (e)    Headings. The paragraph headings of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PMA CAPITAL CORPORATION

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Senior Vice President, Chief Financial Officer and Treasurer

PMA CAPITAL INSURANCE COMPANY

By:	/s/ Albert D. Ciavardelli
Name:	Albert D. Ciavardelli
Title:	Treasurer

PENNSYLVANIA MANUFACTURERS' ASSOCIATION INSURANCE COMPANY

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Vice President

HIGH MOUNTAIN REINSURANCE LTD.

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Vice President & CFO

WALPROP, INC.

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Vice President, Treasurer & Assistant Secretary

PNC BANK, NATIONAL ASSOCIATION, Individually and as Agent and Issuing Bank

By:	/s/ Kirk Seagers
Name:	Kirk Seagers
Title:	Vice President

FLEET NATIONAL BANK

By:	/s/ Lawrence Davis
Name:	Lawrence Davis
Title:	Associate Portfolio Manager

CREDIT LYONNAIS NEW YORK BRANCH

By:	/s/ Peter Rasmussen
Name:	Peter Rasmussen
Title:	First Vice President

SOVEREIGN BANK

By:	/s/ Michael J. Hassett
Name:	Michael J. Hassett
Title:	Vice President

ALLFIRST BANK

By:	/s/ Coney Burgess
Name:	Coney Burgess
Title:	Vice President

PMA CAPITAL CORPORATION EXHIBIT A

COMMITMENT PERCENTAGES

Bank	Commitment Percentage	Commitment Amount

PNC Bank, National Association	22.22222%	$15,000,000

Fleet National Bank	18.51852%	12,500,000

Credit Lyonnais New York Branch	22.22222%	15,000,000

Sovereign Bank	18.51852%	12,500,000

Allfirst Bank	18.51852%	12,500,000

Total	100.00000%	$67,500,000

SCHEDULE 10.2
TO SECOND AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT
DATED AS OF NOVEMBER 22, 2000

LIST OF BANKS

1.	Mr. Kirk Seagers PNC Bank, N.A. 1600 Market St., 22nd Floor Philadelphia, PA 19103 Phone: (215) 585-5393 Fax: (215) 585-7615 e-mail: david.seagers@pncbank.com	4.	Mr. Michael J. Hassett Sovereign Bank 20-6431-CM2 Three Radnor Corporate Center, Ste.210 100 Matsonford Road Radnor, PA 19087 Phone: (610) 526-6302 Fax: (610) 526-6214 e-mail:mhassett@sovereignbank.com

2.	Mr. Anson T. Harris Vice President, Financial Institutions Fleet National Bank 777 Main Street, CT MO 0250 Hartford, CT 06115-2001 Phone: (860) 986-7518 Fax: (860) 986-1264 e-mail:anson_t_harris@fleet.com	5.	Mr. C. Coney Burgess Allfirst Bank Mail Code 101-745 25 South Charles Street Baltimore, MD 21201 Phone: (410) 244-4203 Fax: (410) 545-2047 e-mail: C.Coney.Burgess@allfirst.com

3.	Mr. Peter Rasmussen Credit Lyonnais 1301 Avenue of the Americas, 17th Floor New York, NY 10019-6022 Phone: (212) 261-7718 Fax: (212) 261-3401 e-mail:rasmussen@clamericas.com